UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

Fourth Temporary Waiver Agreement

On September 30, 2009, Accuride Corporation (the “Company”) entered into a Fourth Temporary Waiver Agreement (the “Fourth Temporary Waiver”) with respect to its Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, as amended (the “Credit Agreement”), among the Company, Accuride Canada Inc., the lenders party thereto (the “Lenders”), the administrative agent for the Lenders, and the other agents party thereto.

Pursuant to the terms of the Fourth Temporary Waiver, the Lenders have agreed to continue to waive the Company’s non-compliance with the financial covenants under the Credit Agreement for the fiscal quarter ended June 30, 2009 and other defaults described in the First Temporary Waiver Agreement filed on July 9, 2009, the Second Temporary Waiver filed on August 18, 2009 and the Third Temporary Waiver filed on September 15, for the duration of the Fourth Temporary Waiver Period.  The Fourth Temporary Waiver Period terminates on October 5, 2009, unless terminated earlier as the result of, among other things: (i) an event of default under the Credit Agreement that is not a Scheduled Default or an Additional Default, (ii) payment by the Company of the Senior Subordinated Notes Interest Payment, (iii) the exercise of any rights or remedies under the Notes Indenture (as defined below) as a result of any “Default” or “Event of Default” under, and as defined in, the Notes Indenture, (iv) the occurrence of the Forbearance Termination Date (as defined below) under the Second Forbearance Agreement, or (v) the failure by the Company or the subsidiary guarantors to comply with the terms and provisions of the Fourth Temporary Waiver.

Under the Fourth Temporary Waiver: (i) interest on advances and all outstanding obligations under the Credit Agreement will accrue at an annual rate of 2.0% plus the otherwise applicable rate during the Fourth Temporary Waiver Period, (ii) the Company and its subsidiaries must comply with certain restrictions on incurring additional debt, making investments and selling assets and (iii) the Company must comply with specified minimum liquidity requirements.

An affiliate of Sun Capital Securities Group, LLC (“Sun Capital”) is one of the lenders that approved the Fourth Temporary Waiver.  Sun Capital and its affiliates hold approximately 32.2% of the Company’s common stock on a fully diluted basis and benefit from certain corporate governance rights described in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on February 4, 2009.

Second Senior Subordinated Notes Forbearance Agreement

On September 30, 2009, the Company entered into a Second Forbearance Agreement (the “Second Forbearance Agreement”) among the Company and certain holders of the Company’s 8-1/2% Senior Subordinated Notes due 2015 (the “Notes”) issued pursuant to an Indenture dated as of January 31, 2005 among the Company, certain guarantors and The Bank of New York Mellon Trust Company (f.k.a. The Bank of New York Trust Company, N.A.), as Trustee (the “Notes Indenture”).

Pursuant to the terms of the Second Forbearance Agreement, the Note holders party thereto agreed to continue to forbear from exercising their rights and remedies under the Indenture and the Notes with respect to the Company’s failure to pay $11.7 million in interest on the Notes due August 3, 2009 (the “Note Interest Payment”).  The Second Forbearance Agreement terminates on October 5, 2009, unless terminated earlier as the result of, among other things: (i) an event of default under the Indenture that is not the Specified Default, (ii) a breach by the Company of any of the covenants or agreements provided in the Second Forbearance Agreement, or (iii) acceleration of the Company’s obligations under the Credit Agreement.

The Forbearance Agreement was signed by Note holders participating in the informal committee of Note holders, which is sufficient to effectively prevent action by Note holders to accelerate the Notes during the term of the Second Forbearance Agreement.

The Company is proactively working to finalize a  restructuring transaction to address ongoing liquidity and financing concerns and is continuing discussions with its stakeholder groups.  The Company expects to use the term of the Fourth Temporary Waiver and the Second Forbearance Agreement to continue working toward implementing one or more restructuring alternatives.

Also, on September 25, 2009, the Company announced that it received (i) a letter from the Lenders extending the Milestone Date requirement described in the Third Temporary Waiver, filed on September 15, 2009, until September 30, 2009 and (ii) a letter from the informal committee of Note holders extending the Milestone Date requirement, as described in the Forbearance Agreement, filed on September 3, 2009, as amended by the Extension Letter filed on September 15, 2009, until September 30, 2009.  The Company announced the receipt of both letters in a press release dated September 25, 2009, a copy of which is furnished, and not filed, as Exhibit 99.1 to this report.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Temporary Waiver, which is attached as Exhibit 10.1, and the Second Forbearance Agreement which is attached as Exhibit 10.2 to this report, and each of which is incorporated into this Item 1.01 by reference.  The Company announced the Fourth Temporary Waiver and the Second Forbearance Agreement in a press release dated September 30, 2009, a copy of which is furnished, and not filed, as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1                          Fourth Temporary Waiver Agreement, dated September 30, 2009, by and among Accuride Corporation, Accuride Canada Inc., the subsidiaries of Accuride Corporation party thereto, the lenders party thereto, and the administrative agent for the lenders.

10.2                          Second Forbearance Agreement, dated September 30, 2009, by and among Accuride Corporation, and the holders of the 8 1/2 percent Senior Subordinated Notes due 2015 party thereto.

99.1                          Press Release, dated September 25, 2009.

99.2                          Press Release, dated September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	October 1, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1

Fourth Temporary Waiver Agreement, dated September 30, 2009, by and among Accuride Corporation, Accuride Canada Inc., the subsidiaries of Accuride Corporation party thereto, the lenders party thereto, and the administrative agent for the lenders.

10.2	Second Forbearance Agreement, dated September 30, 2009, by and among Accuride Corporation, and the holders of the 8 1/2 percent Senior Subordinated Notes due 2015 party thereto.

99.1	Press Release, dated September 25, 2009.

99.2	Press Release, dated September 30, 2009.